                                                                   EXHIBIT 10.01

                           THIRD AMENDED AND RESTATED

                   1995 CRESCENT REAL ESTATE EQUITIES COMPANY
                              STOCK INCENTIVE PLAN

                                    ARTICLE I
                                    THE PLAN

                  1.1 NAME. This plan shall be known as the "1995 Crescent Real Estate Equities Company Stock Incentive Plan." Capitalized terms used herein are defined in Article X hereof.

                  1.2 PURPOSE. The purpose of the Plan is to promote the growth and general prosperity of the Company by permitting the Company and its Subsidiaries to grant Options to its Employees, Outside Directors and Advisors and Restricted Stock to its Employees and Advisors. The Plan is designed to help the Company and its Subsidiaries attract and retain superior personnel for positions of substantial responsibility and to provide Employees (including officers), Outside Directors and Advisors with an additional incentive to contribute to the success of the Company and its Subsidiaries. The Company intends that Incentive Stock Options granted pursuant to Article IV will qualify as "incentive stock options" within the meaning of Section 422 of the Code. Subject to Article VII, Outside Directors may elect to receive Common Stock in lieu of Director's Fees. With respect to Reporting Participants, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

                  1.3 EFFECTIVE DATE. The Plan shall become effective upon the Effective Date.

                  1.4 ELIGIBILITY TO PARTICIPATE. Any Employee, Outside Director or Advisor shall be eligible to participate in the Plan; provided that Incentive Stock Options may be granted only to persons who are Employees of the Company or any of its Subsidiaries. Consistent with the foregoing, the Committee may grant Options to Employees and Advisors in accordance with such determinations as the Committee from time to time in its sole discretion may make.

                  1.5 MAXIMUM NUMBER OF SHARES OF COMMON STOCK SUBJECT TO AWARDS. The shares of Common Stock subject to Awards pursuant to the Plan may be either authorized and unissued shares or shares issued and thereafter acquired by the Company. Subject to adjustment pursuant to the provisions of Section 8.2, and subject to any additional restrictions elsewhere in the Plan:

                         (a) The maximum aggregate number of shares of Common Stock that may be issued from time to time pursuant to the Plan shall be 2,850,000.

                         (b) The maximum aggregate number of shares of Common Stock that may be issued under the Plan shall increase automatically on January 1 of each year by an amount equal to 8.5% of the increase in the number of shares of Common Stock outstanding and number of Units outstanding since January 1 of the preceding year. For this purpose, shares subject to a Cashless Exercise Option shall be disregarded to the extent that they may not be delivered to the Participant or beneficiary because the shares must be withheld to satisfy the applicable income tax withholding obligation (at the minimum required 28% rate) or to pay the purchase price of the Option, assuming that the value of a share increases by 50% by the date that the Option is exercised. For this purpose, "Cashless Exercise Option" means an Option the Option Agreement for which specifies that the purchase price of Plan Shares shall be paid by delivery to the Company via attestation of shares of Common Stock already owned by the Participant as permitted by
         Section 3.2(iii), and that the applicable tax withholding obligation shall be satisfied by withholding a portion of the Plan Shares as permitted by Section 1.8(b)(iv).

                         (c) The maximum number of shares of Common Stock with respect to which Awards may be granted to any Reporting Participant during any calendar year (all within the meaning of Section 162(m) of the Code) shall be 1,000,000 shares under this Plan.

                         (d) The maximum number of shares of Common Stock which may be issued under Incentive Stock Options during the life of the Plan (all within the meaning of Section 422 of the Code) shall be one hundred fifty thousand (150,000) shares.

For purposes of applying the limits in this Section 1.5, and except to the extent inconsistent with applicable law, (i) to the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because the Award is settled in cash or are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been issued, and (ii) if the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed issued.

                  1.6 CONDITIONS PRECEDENT. The Company shall not issue or deliver any certificate for Plan Shares pursuant to the Plan before fulfillment of all of the following conditions:

                         (a) The admission of the Plan Shares to listing on all stock exchanges on which the Common Stock is then listed, unless the Committee determines in its sole discretion that such listing is neither necessary nor advisable;

                         (b) The completion of any registration or other qualification of the sale of the Plan Shares under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body that the Committee in its sole discretion deems necessary or advisable; and

                         (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Committee in its sole discretion determines to be necessary or advisable.

                  1.7 RESERVATION OF SHARES OF COMMON STOCK. During the term of the Plan, the Company shall at all times reserve and keep available such number of shares of Common Stock as may be necessary to satisfy the requirements of the Plan as to the number of Plan Shares. In addition, the Company shall from time to time, as is necessary to accomplish the purposes of the Plan, use its best efforts to obtain from any regulatory agency having jurisdiction any requisite authority necessary to issue Plan Shares hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary for the lawful issuance of any Plan Shares shall relieve the Company of any liability in respect of the nonissuance of Plan Shares as to which the requisite authority has not been obtained.

                  1.8 TAX WITHHOLDING.

                         (a) Condition Precedent. The issuances of Plan Shares pursuant to Awards under the Plan are subject to the condition that if at any time the Committee determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any federal, state or local law is necessary or desirable as a condition of, or in connection with such issuances, then the issuances shall not be effective unless the withholding has been effected or obtained in a manner acceptable to the Committee. Each Option granted to a Reporting Participant shall contain a provision in the related Option Agreement making any required withholding tax or other withholding liability mandatory, and specifying that the Company withhold a portion of the Plan Shares as specified in clause (iv) of paragraph (b) below.

                         (b) Manner of Satisfying Withholding Obligation. When a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Award, such payment may be made in one or more of the following forms: (i) in cash, (ii) by certified or cashier's check, (iii) by delivery to the Company (either directly or by attestation) of shares of Common Stock already owned by the Participant having a Fair Market Value on the date the amount of tax to be withheld is to be determined (the "Tax Date") equal to the minimum statutory amount required to be withheld, (iv) with respect to Options, to the extent permitted by the Committee in its discretion, through the withholding by the Company ("Company Withholding") of a portion of the Plan Shares acquired upon the exercise of the Options having a Fair Market Value on the Tax Date equal to the amount required to be withheld, or (v) in any other form of valid consideration, as permitted by the Committee in its discretion.

                         (c) Notice of Disposition of Stock Acquired Pursuant to Incentive Stock Options. The Company may require as a condition to the issuance of Plan Shares covered by any Incentive Stock Option that the party receiving such shares give a written representation to the Company, which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he shall report to the Company any disposition of such shares before the expiration of the holding periods specified by Section 422(a)(1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state or local withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of Plan Shares covered by an Incentive Stock Option that the party receiving such shares give a satisfactory written representation promising to make such a remittance.

                  1.9 ACCELERATION IN CERTAIN EVENTS. The Committee may accelerate the exercisability of any Option or waive any restrictions with respect to shares of Restricted Stock in whole or in part at any time. Notwithstanding the provisions of any Option Agreement or Restricted Stock Agreement, the following provisions shall apply:

                         (a) Mergers and Reorganizations. If the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets of the Company by means of a sale, merger or other reorganization, liquidation or otherwise in a transaction in which the Company is not the surviving corporation, any Option shall become immediately exercisable with respect to the full number of shares subject to that Option, and all restrictions shall lapse with respect to an Award of Restricted Stock during the period commencing as of the date of the agreement to dispose of all or substantially all of the assets of the Company and ending when the disposition of assets contemplated by that agreement is consummated or the Award is otherwise terminated in accordance with its provisions or the provisions of the Plan, whichever occurs first; provided that no Option will be immediately exercisable, and no restrictions will lapse with respect to an Award of Restricted Stock under this Section on account of any agreement of merger or other reorganization when the shareholders of the Company immediately before the consummation of the transaction will own at least fifty percent of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the consummation of the transaction. An Option will not become immediately exercisable and no restrictions will lapse with respect to an Award of Restricted Stock if the transaction contemplated in the agreement is a merger or reorganization in which the Company will survive.

                         (b) Change in Control. In the event of a change in control or threatened change in control of the Company, all Options granted before the change in control or threatened change in control shall become immediately exercisable, and all restrictions shall lapse with respect to awards of Restricted Stock granted before the change in control or threatened change in control. The term "change in control" for purposes of this Section refers to the acquisition of 15% or more of the voting securities of the Company by any person or by persons acting as a group within the meaning of Section 13(d)(3) of the Exchange Act (other than an acquisition by (i) a person or group meeting the requirements of clauses (i) and (ii) of Rule 13d-1(b)(1) promulgated under the Exchange Act, (ii) or any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) of the Company or of its Subsidiaries, including a trust established pursuant to such plan); provided that no change in control or threatened change in control shall be deemed to have occurred (i) if before the acquisition of, or offer to acquire, 15% or more of the voting securities of the Company, the full Board has adopted by not less than two-thirds vote a resolution specifically approving such acquisition or offer or (ii) from (A) a transfer of the Company's voting securities by Richard E. Rainwater ("Rainwater") to
         (i) a member of Rainwater's immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during Rainwater's lifetime or by will or the laws of descent and distribution; (ii) any trust as to which Rainwater or a member (or members) of his immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) is the beneficiary; (iii) any trust as to which Rainwater is the settlor with sole power to revoke; (iv) any entity over which Rainwater has the power, directly or indirectly, to direct or cause the direction of the management and policies of the entity, whether through the ownership of voting securities, by contract or otherwise; or (v) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code that is funded by Rainwater; or (B) the acquisition of voting securities of the Corporation by either (i) Rainwater or (ii) a person, trust or other entity described in the foregoing clauses (A)(i)-(v) of this subsection. The term "person" for purposes of this Section refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed herein. Whether a change in control is threatened shall be determined solely by the Committee.

                  1.10 COMPLIANCE WITH SECURITIES LAWS. Plan Shares shall not be issued with respect to any Award unless the issuance and delivery of the Plan Shares (and the exercise of an Option, if applicable) complies with all relevant provisions of federal and state law, including without limitation the Securities Act, the rules and regulations promulgated thereunder and the requirements of any stock exchange upon which the Plan Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Committee may also require a Participant to furnish evidence satisfactory to the Company, including, without limitation, a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition or otherwise, and a representation that the Plan Shares are being acquired only for investment and without any present intention to sell or distribute the shares in violation of any federal or state law, rule or regulation. Further, each Participant shall consent to the imposition of a legend on the certificate representing the Plan Shares issued pursuant to an Award restricting their transferability as required by law or by this Section.

                  1.11 EMPLOYMENT OF PARTICIPANT. Nothing in the Plan or in any Award granted hereunder will confer upon any Participant any right to continued employment by the Company or any of its Subsidiaries or to continued service as a Director or Advisor or limit in any way the right of the Company or any Subsidiary at any time to terminate or alter the terms of that employment or services as a Director or Advisor.

                  1.12 INFORMATION TO PARTICIPANTS. The Company shall furnish to each Participant copies of annual reports, proxy statements and all other reports sent to the Company's shareholders. Upon written request, the Company shall furnish to each Participant a copy of its most recent Annual Report on Form 10-K and each quarterly report to shareholders issued since the end of the Company's most recent fiscal year.

                                   ARTICLE II
                                 ADMINISTRATION

                  2.1 COMMITTEE. The Plan shall be administered by the Board or by a Committee of not fewer than two Directors appointed by the Board. As used herein, "Committee" shall mean a committee consisting of two or more Directors, each of whom shall be a "non-employee director" as defined in Rule 16b-3 under the Exchange Act and an "outside director" within the meaning of Section 162(m) of the Code. Subject to the provisions of the Plan, the Committee shall have the sole discretion and authority to determine from time to time the Employees and Advisors to whom Awards will be granted and the number of Plan Shares subject to each Award, to interpret the Plan, to prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, to determine and interpret the details and provisions of each Option Agreement and Restricted Stock Agreement, to modify or amend any Option Agreement or Restricted Stock Agreement or waive any conditions or restrictions applicable to any Option (or the exercise thereof) or to any shares of Restricted Stock, to adopt and prescribe the contents of all forms required in connection with the administration of the Plan, and to make all other determinations advisable for the administration of the Plan. With respect to any provision of the Plan granting the Committee the right to agree, in its sole discretion, to further extend the term of any Award hereunder, the Committee may exercise such right at the time of grant, in the Option Agreement relating to such Award, or at any time or from time to time after the grant of any Award hereunder. Notwithstanding any other provision of this Section 2.2 or this Plan, all Awards made to Outside Directors shall be automatic and nondiscretionary as set forth in this Plan.

                  2.2 MAJORITY RULE; UNANIMOUS WRITTEN CONSENT. A majority of the members of the Committee shall constitute a quorum, and any action taken by a majority present at a meeting at which a quorum is present or any action taken without a meeting evidenced by a writing executed by all members of the Committee shall constitute the action of the Committee. Meetings of the Committee may take place by telephone conference call.

                  2.3 COMPANY ASSISTANCE. The Company shall supply full and timely information to the Committee on all matters relating to Employees, Outside Directors and Advisors, their employment, death, Retirement, Disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary to the performance of its duties.

                                   ARTICLE III
                                     OPTIONS

                  3.1 METHOD OF EXERCISE. Each Option shall be exercisable at any time and from time in whole or in part in accordance with the terms of the Option Agreement pursuant to which the Option was granted. No Option may be exercised for a fraction of a Plan Share.

                  3.2 PAYMENT OF PURCHASE PRICE. The purchase price of any Plan Shares purchased shall be paid at the time of exercise of the Option either (i) in cash, (ii) by certified or cashier's check, (iii) by delivery to the Company (either directly or by attestation) of shares of Common Stock already owned by the Participant, if permitted by the Committee, (iv) as to Outside Directors, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, such note to provide for the right to repay the note partially or wholly with Common Stock and to bear interest at a fixed annual rate based on the weighted average interest rate of the Company at the end of the preceding quarter plus 50 basis points, and otherwise to have such terms as shall be specified by the Committee, (v) as to Employees and Advisors, by cash or certified or cashier's check for the par value of the Plan Shares plus a promissory note for the balance of the purchase price, which note shall contain such terms and provisions as the Committee may approve, including without limitation the right to repay the note partially or wholly with Common Stock and to base the interest rate at a fixed annual rate based on the weighted average interest rate of the Company at the end of the preceding quarter plus 50 basis points, (vi) by delivery of a copy of irrevocable instructions from the Optionee to a broker or dealer, reasonably acceptable to the Company, to sell certain of the Plan Shares upon exercise of the Option or to pledge them as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price or (vii) as to Employees and Advisors, in any other form of valid consideration, as permitted by the Committee in its discretion. If any portion of the purchase price or a note given at the time of exercise is paid in shares of Common Stock, those shares shall be valued at the then Fair Market Value.

                  3.3 WRITTEN NOTICE REQUIRED. Any Option shall be deemed to be exercised for purposes of the Plan when written notice of exercise has been received by the Company at its principal office from the person entitled to exercise the Option and payment for the Plan Shares with respect to which the Option is exercised has been received by the Company in accordance with Section 3.2.

                  3.4 RIGHTS OF OPTIONEES UPON TERMINATION OF EMPLOYMENT OR SERVICE.

                           (a) In the event an Optionee ceases to be an Employee and Advisor, and does not continue to be a Director, for any reason other than death, Retirement, Disability or for Cause, (i) the Committee shall have the ability to accelerate the vesting of the Optionee's Option in its sole discretion, and (ii) such Optionee's Option shall be exercisable (to the extent exercisable on the date of termination of employment or service as an Employee or Advisor, or, if the Committee, in its discretion, has accelerated the vesting of such Option, to the extent exercisable following such acceleration) (a) if such Option is an Incentive Stock Option, at any time within three months after the date of termination of employment, unless by its terms the Option expires earlier; or (b) if such Option is a Nonqualified Stock Option, at any time within one year after the date of termination of employment or service as an Employee or Advisor, unless by its terms the Option expires earlier or unless the Committee agrees, in its sole discretion, to further extend the term of such Nonqualified Stock Option; provided that the term of any such Nonqualified Stock Option shall not be extended beyond its initial term. An Employee or Advisor who continues to be a Director shall not be deemed to have terminated employment or service.

                           (b) In addition, unless the Committee agrees, in its sole discretion, to extend the term of a Nonqualified Stock Option granted to an Employee or Advisor (provided that the term of any such Option shall not be extended beyond its initial term), an Optionee's Option may be exercised as follows in the event such Optionee ceases to serve as an Employee, Outside Director or Advisor due to death, Disability, Retirement or for Cause:

                                  (i) Death. If an Optionee dies while serving
                  as an Employee, Outside Director or Advisor, or within three months after ceasing to be an Employee, Outside Director or Advisor, his option shall become fully exercisable on the date of his death and shall expire 12 months thereafter, unless by its terms it expires sooner. During such period, the Option may be fully exercised, to the extent that it remains unexercised on the date of death, by the Optionee's personal representative or by the distributees to whom the Optionee's rights under the Option shall pass by will or by the laws of descent and distribution.

                                  (ii) Retirement. If an Optionee ceases to
                  serve as an Employee, Outside Director or Advisor as a result of Retirement, (i) his Option shall become fully exercisable on the date of his Retirement and (a) if such Option is an Incentive Stock Option, such Option shall be exercisable at any time within three months after the effective date of such Retirement, unless by its terms the Option expires earlier, and (b) if such Option is a Nonqualified Stock Option, such Option shall be exercisable at any time within one year after the effective date of such Retirement, unless by its terms the Option expires sooner.

                                  (iii) Disability. If an Optionee ceases to
                  serve as an Employee, Outside Director or Advisor as a result of Disability, the Optionee's Option shall become fully exercisable and shall expire 12 months thereafter, unless by its terms it expires sooner.

                                  (iv) Cause. If an Optionee ceases to serve as
                  an Employee, Outside Director or Advisor, because the Optionee is terminated for Cause, the Optionee's Option shall automatically expire. If any facts that would constitute Cause for termination or removal of an Employee or Advisor are discovered after the Optionee's relationship with the Company has ended, any Options then held by the Optionee may be immediately terminated by the Committee. Notwithstanding the foregoing, if an Optionee is an Employee employed pursuant to a written employment agreement, or is an Advisor retained pursuant to a written agreement, the Optionee's relationship with the Company shall be deemed terminated for "Cause" for purposes of the Plan only if the Optionee is considered under the circumstances to have been terminated for cause for purposes of such written agreement.

                  3.5 TRANSFERABILITY OF OPTIONS. Except as otherwise provided in this Section 3.5, options shall not be transferable other than pursuant to a qualified domestic relations order, by will or by the laws of descent and distribution and, with respect to an Incentive Stock Option, may be exercised during the lifetime of an Optionee only by that Optionee or by his legally authorized representative. However, the Optionee, with the approval of the Committee, and subject to the terms of the Option Agreement, may transfer a Nonqualified Stock Option for no consideration to or for the benefit of the Optionee's Immediate Family (including, without limitation, to a trust for the benefit of the Optionee's Immediate Family or to a partnership or limited liability company for one or more members of the Optionee's Immediate Family), subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Option before such transfer. If the original Optionee ceases to be an Employee and Advisor, and does not continue to be a Director, the Nonqualified Stock Option in the hands of the transferee shall be subject to the same treatment as if it were still held by the original Optionee, and the Option shall be exercisable by the transferee only to the extent, and for the periods specified in the Plan and the Option Agreement. The term "Immediate Family" shall mean the Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

                                   ARTICLE IV
                             INCENTIVE STOCK OPTIONS

                  4.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

                  4.2 DURATION OF OPTIONS. Each Option granted under this Article shall expire on the date determined by the Committee, but in no event will any Option granted under this Article expire earlier than one year or later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

                  4.3 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall not be less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

                  4.4 MAXIMUM AMOUNT OF OPTIONS FIRST EXERCISABLE IN ANY CALENDAR YEAR. The maximum aggregate Fair Market Value of Plan Shares (determined at the time the Option is granted) with respect to which Options issued under this Article are exercisable for the first time by any Employee during any calendar year under all incentive stock option plans of the Company and its Subsidiaries and affiliates may not exceed $100,000. Any portion of an Option granted under the Plan and first exercisable in excess of the foregoing limitations shall be considered granted under Article V.

                  4.5 REQUIREMENTS AS TO CERTAIN OPTIONS. In the event of the grant of any Option to an individual who, at the time the Option is granted, owns shares of stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or affiliates within the meaning of Section 422 of the Code, the purchase price for the Plan Shares subject to that Option must be at least 110% of the Fair Market Value of those Plan Shares at the time the Option is granted, and the Option must not be exercisable after the expiration of five years from the date of its grant.

                  4.6 INDIVIDUAL OPTION AGREEMENTS. Each Employee receiving Options under this Article shall be required to enter into a written Option Agreement with the Company. In such Option

Agreement, the Employee shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                    ARTICLE V
                           NONQUALIFIED STOCK OPTIONS

                  5.1 OPTION TERMS AND CONDITIONS. The terms and conditions of Options granted under this Article may differ from one another as the Committee may, in its discretion, determine, as long as all Options granted under this Article satisfy the requirements of this Article.

                  5.2 OUTSIDE DIRECTOR OPTION TERMS AND CONDITIONS. Each Outside Director shall be granted an Option to purchase fourteen thousand (14,000) shares of Common Stock on the date of commencement of each regular annual stockholders' meeting beginning with the 1997 Annual Stockholder's meeting. Each Option granted under this Section 5.2 shall vest ratably at the rate of 20% per year on each anniversary of the date of grant of the Option, provided that the Optionee is a Director on such date. Notwithstanding the preceding sentence, each Option granted under this Section 5.2 shall vest if the Outside Director dies while serving as an Outside Director, or ceases to serve as an Outside Director as a result of Retirement or Disability as provided in Section 3.4(b). Each Option granted to an Outside Director shall expire ten (10) years from the date of grant, subject to early termination as provided elsewhere in the Plan.

                  5.3 DURATION OF OPTIONS. Each Option granted to an Employee or Advisor under this Article and all rights thereunder shall expire on the date determined by the Committee, but in no event will any Option granted under this Article expire later than ten years after the date on which the Option is granted. In addition, each Option shall be subject to early termination as provided elsewhere in the Plan.

                  5.4 PURCHASE PRICE. The purchase price for Plan Shares acquired pursuant to the exercise, in whole or in part, of any Option granted under this Article shall be not less than the Fair Market Value of the Plan Shares at the time of the grant of the Option.

                  5.5 INDIVIDUAL OPTION AGREEMENTS. Each Employee, Outside Director or Advisor receiving Options under this Article shall be required to enter into a written Option Agreement with the Company. In such Option Agreement, the Employee, Outside Director or Advisor shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                   ARTICLE VI
                                RESTRICTED STOCK

                  6.1 TERMS AND CONDITIONS. Each Restricted Stock Grant confers upon the recipient thereof the right to receive a specified number of shares of Common Stock of the Company in accordance with the terms and conditions of each Participant's individual written agreement as set forth in Section 6.2. The general terms and conditions of the Restricted Stock awards shall be as follows:

                         (a) Any shares of Common Stock awarded hereunder to a Participant shall be restricted for a period of time to be determined by the Committee for each participant at the time of the Award, which period shall be not less than one year or more than ten years. The restrictions shall prohibit the sale, assignment, transfer, pledge or other encumbrance of such shares, and shall provide for possible reversion thereof to the Company in accordance with subparagraph (b) during the period of restriction.

                         (b) All Restricted Stock awarded under this Plan to a Participant shall be forfeited and returned to the Company in the event the Participant ceases to be employed by, serve as a Director of, or serve as an Advisor to the Company or one of its Subsidiaries before the expiration of the period of restriction, unless the Participant's termination of employment is due to his or her death, Disability or Retirement. An Employee or Advisor who continues to be a Director shall not be deemed to have terminated employment or service.

                         (c) In the event of a Participant's death or Disability, the restrictions under subparagraph (a) shall lapse with respect to all Restricted Stock awarded to the Participant under this Plan before any such event, and the shares of Common Stock involved shall cease to be Restricted Stock within the meaning of this Plan and shall no longer be subject to forfeiture to the Company pursuant to subparagraph (b).

                         (d) In the event of a Participant's Retirement, the restrictions under subparagraph (a) shall continue to apply unless the Committee in its discretion shall shorten the restriction period.

                         (e) Stock certificates issued with respect to awards of Restricted Stock made under this Plan shall be registered in the name of the Participant, but shall be delivered by him or her to the Company together with a stock power endorsed in blank. Each such certificate shall bear the following legend:

                           "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE, RESTRICTIONS ON TRANSFER AND CERTAIN OTHER TERMS AND CONDITIONS SET FORTH IN THE 1995 CRESCENT REAL ESTATE EQUITIES COMPANY STOCK INCENTIVE PLAN AND THE AGREEMENT BETWEEN THE REGISTERED OWNER OF THE SHARES REPRESENTED BY THIS CERTIFICATE AND CRESCENT REAL ESTATE EQUITIES COMPANY ENTERED INTO PURSUANT TO SUCH PLAN."

                         (f) Upon the lapse of a restriction period as determined pursuant to subparagraph (a), the Company shall return the stock certificates representing the shares with respect to which the restriction has lapsed to the Participant or his or her legal representative, and pursuant to the instruction of the Participant or his or her legal representative shall issue a certificate for such shares which does not bear the legend set forth in subparagraph (e).

                         (g) Any other securities or assets (other than ordinary cash dividends) which are received by a Participant with respect to Restricted Stock awarded to him, which is still subject to restrictions provided for in subparagraph (a), shall be subject to the same restrictions and shall be delivered by the Participant to the Company as provided in subparagraph (e).

                         (h) From the time of grant of the Restricted Stock Award, the Participant shall be entitled to exercise all rights attributable to the Restricted Stock, subject to forfeiture of such rights and the stock as provided in subparagraph (b).

                  6.2 INDIVIDUAL AGREEMENTS. Each Participant receiving an Award of Restricted Stock under this Article shall be required to enter into a written Restricted Stock Agreement with the Company. In such Restricted Stock Agreement, the Participant shall agree to be bound by the terms and conditions of the Plan and such other matters as the Committee deems appropriate.

                                   ARTICLE VII
                    OUTSIDE DIRECTOR STOCK-FOR-FEES ELECTIONS

                  7.1 OUTSIDE DIRECTOR STOCK-FOR-FEES ELECTION. Each Outside Director shall be permitted to receive Director's Fees in the form of Common Stock rather than cash in accordance with the following provisions:

                         (a) Each Outside Director shall have the right to elect to receive one-half or all of such Outside Director's Fees in the form of Common Stock rather than cash by tendering an irrevocable written election to the Secretary of the Company pursuant to which all Director's Fees otherwise payable to the Outside Director shall be paid in the form of Common Stock as provided in (b) below. Such election shall become effective six (6) months after its delivery to the Secretary of the Company by the Outside Director. Such election shall remain in effect until the earlier of (i) the date six (6) months after such Outside Director shall have delivered to the Secretary of the Company irrevocable written notice that his or her election to receive Common Stock shall cease as of the date six months following delivery of the notice, or (ii) the date on which such Outside Director terminates as a member of the Board of Directors by reason of resignation, non-reelection, death, or disability. Any Outside Director who having terminated an election to receive Common Stock or having failed to elect to receive Common Stock rather than cash may elect to receive Director's Fees in the form of Common Stock as of the date six
         (6) months following delivery of irrevocable written notice of such election to the Secretary of the Company. An Outside Director who does not elect to have Director's Fees paid in Common Stock shall receive his or her remuneration in cash at such times that such remuneration is otherwise due.

                         (b) If an Outside Director elects to receive payment of Director's Fees in the form of Common Stock, such Common Stock shall be issued as soon as practicable after the annual meeting of shareholders or meeting of the Board or Committee of the Board to which such remuneration relates. The number of shares of Common Stock to be issued to such Outside Director shall be determined by dividing:

                                    (i) the remuneration otherwise payable to
                  the Outside Director, by

                                    (ii) ninety percent (90%) of the Fair Market
                  Value of the Company's Common Stock on the determination date on the rounding up or down any fractional share to the nearest whole share.

         The determination date shall be the date that the relevant payment of Director's Fees is payable.

                         (c) Shares of Common Stock issued under this Article VII shall be free of any restrictions except for restrictions applicable under the Exchange Act.

                  7.2 INCOME TAX. Each Outside Director who elects to receive Director's Fees in the form of Common Stock rather than cash shall be responsible for payment of federal, state, and local income taxes on the Fair Market Value of such Common Stock.

                                  ARTICLE VIII
                      TERMINATION, AMENDMENT AND ADJUSTMENT

                  8.1 TERMINATION AND AMENDMENT. The Plan will terminate on June 11, 2005. No Awards will be granted under the Plan after that date of termination, although Awards granted before such date shall remain outstanding in accordance with their terms. Subject to the limitations contained in this
Section 8.1, the Committee may at any time amend or revise the terms of the Plan, including the form and substance of the Option Agreements and Restricted Stock Agreements to be used in connection herewith; provided that, without shareholder approval, no amendment or revision may (i) increase the maximum aggregate number of Plan Shares under Section 1.5, or any other limit under
Section 1.5 to the extent required to comply with Section 162(m) or 422 of the Code, except as permitted under Section 1.5 and Section 8.2, (ii) change the minimum purchase price for shares under Article IV or Article V, (iii) permit the granting of an Award to anyone other than as provided in the Plan, or (iv) modify the "material terms" of the Plan as to "covered employees" within the meaning of Section 162(m) of the Code. In addition, if and to the extent required by Rule 16b-3 of the Exchange Act, the provisions of the Plan may not be amended more frequently than once every six months unless otherwise required by law and permitted by Rule 16b-3 of the Exchange Act. No amendment, suspension or termination of the Plan may, without the consent of a Participant who has received an Award hereunder, alter or impair any of that Participant's rights or obligations under any Award granted under the Plan before that amendment, suspension or termination, unless such amendment, suspension or termination is required under applicable law, including without limitation Section 422 of the Code.

                  8.2 ADJUSTMENT. If the outstanding Common Stock is increased, decreased, changed into or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, other reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and proportionate adjustment shall be made in the maximum number and kind of Plan Shares as to which Awards may be granted under the Plan. A corresponding adjustment shall be made in the number or kind of shares allocated to and purchasable under unexercised Options, and any shares of Restricted Stock with respect to which restrictions have not yet lapsed before any such change. Any such adjustment in outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option, but with a corresponding adjustment in the price for each share purchasable under the Option. Any new or additional or different class of securities that are distributed to a Participant in his capacity as the owner of Restricted Stock as granted hereunder shall be considered to be Restricted Stock and shall be subject to all of the conditions and restrictions provided herein applicable to Restricted Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  9.1 OTHER COMPENSATION PLANS. The adoption of the Plan will not affect any other stock option or incentive or other compensation plans in effect for the Company or any of its Subsidiaries, nor will the Plan preclude the Company or any of its Subsidiaries from establishing any other forms of incentive or other compensation for Employees.

                  9.2 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company and any of its Subsidiaries that adopt the Plan.

                  9.3 NUMBER AND GENDER. Whenever used herein, nouns in the singular shall include the plural where appropriate, and the masculine pronoun shall include the feminine gender.

                  9.4 HEADINGS. Headings of articles and sections hereof are inserted for convenience of reference and constitute no part of the Plan.

                                    ARTICLE X
                                   DEFINITIONS

         As used herein with initial capital letters, the following terms have the meanings set forth unless the context clearly indicates to the contrary:

                  10.1 "ADVISOR" means any person performing advisory or consulting services for the Company or any Subsidiary of the Company, with or without compensation, to whom the Company chooses to grant Options or Restricted Stock in accordance with the Plan, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction.

                  10.2 "AWARD" means a grant of Options under Article IV or V of the Plan or an award of Restricted Stock under Article VI of the Plan.

                  10.3 "BOARD" means the Board of Trust Managers of the Company.

                  10.4 "CAUSE" shall mean an act or acts involving a felony, fraud, willful misconduct, commission of any act that causes or reasonably may be expected to cause substantial injury to the Company or other good cause. The term "other good cause" as used in this Section shall include, but shall not be limited to, habitual impertinence, a pattern of conduct that tends to hold the Company up to ridicule in the community, conduct disloyal to the Company, conviction of any crime of moral turpitude and abuse, as judged by the Committee, of alcohol or any controlled substance. "Controlled substance" means a drug, immediate precursor or other substance listed in Schedules I-V of the Federal Comprehensive Drug Abuse Prevention Control Act of 1970, as amended.

                  10.5 "CODE" means the Internal Revenue Code of 1986, as amended.

                  10.6 "COMMITTEE" shall have the meaning set forth in Section 2.1.

                  10.7 "COMMON STOCK" means the common shares of beneficial interest, par value $.01 per share, of the Company or, in the event that the outstanding shares of such Common Stock are hereafter changed into or exchanged for shares of a different stock or security of the Company or some other corporation, such other stock or security.

                  10.8 "COMPANY" means Crescent Real Estate Equities Company, a Texas trust organized under the Texas Real Estate Investment Trust Act, as amended, or any successor thereto.

                  10.9 "DIRECTOR" means a member of the Board of Trust Managers of the Company.

                  10.10 "DIRECTOR'S FEES" means the remuneration otherwise payable to an Outside Director as an annual retainer and for attending meetings of the Board and meetings of the committees of the Board.

                  10.11 "DISABILITY" of a Participant shall be deemed to occur whenever a Participant is rendered unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuing period of not less than 12 months.

                  10.12 "EFFECTIVE DATE" means June 12, 1995, or, if applicable, the date on which an amendment to this Plan is approved by the shareholders of the Company in accordance with the provisions of Sections 162(m) and 422 of the Code and Rule 16b-3 under the Exchange Act.

                  10.13 "EMPLOYEE" means an officer or other employee, as defined under Section 3401(c) of the Code and the regulations promulgated thereunder, of the Company or of any of its subsidiaries that adopt the Plan.

                  10.14 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  10.15 "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  10.16 "FAIR MARKET VALUE" means such value as will be determined by the Committee on the basis of such factors as it deems appropriate; provided that if the Common Stock is traded on a national securities exchange, such value shall be determined by the Committee on the basis of the last sale price for the Common Stock on the date for which such determination is relevant, as reported on the New York Stock Exchange. If the Common Stock is traded on more than one exchange, such value shall be determined on the basis of the exchange trading the greatest volume of shares on such date. In no event shall "Fair Market Value" be less than the par value of the Common Stock.

                  10.17 "INCENTIVE STOCK OPTION" means an Option granted under
Article IV.

                  10.18 "NONQUALIFIED STOCK OPTION" means an Option granted under Article V.

                  10.19 "OPTION" means an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

                  10.20 "OPTION AGREEMENT" means an agreement between the Company and a Participant with respect to one or more Options.

                  10.21 "OPTIONEE" means an Employee, Director or Advisor to whom an Option has been granted hereunder.

                  10.22 "OUTSIDE DIRECTOR" means a Director who is not an Employee of the Company or a Subsidiary.

                  10.23 "PARTICIPANT" means an Employee, Director or Advisor to whom an Award has been granted hereunder.

                  10.24 "PLAN" means the 1995 Crescent Real Estate Equities Company Stock Incentive Plan, as amended from time to time.

                  10.25 "PLAN SHARES" means shares of Common Stock issuable pursuant to the Plan.

                  10.26 "REPORTING PARTICIPANT" means a Participant who is subject to the reporting requirements of Section 16 of the Exchange Act.

                  10.27 "RESTRICTED STOCK" means an Award of Common Stock granted under Article VI.

                  10.28 "RESTRICTED STOCK AGREEMENT" means an agreement between the Company and a Participant with respect to an Award of Restricted Stock.

                  10.29 "RETIREMENT" means termination of employment or service as a Director on or after the date on which a Participant attains age 70.

                  10.30 "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  10.31 "SUBSIDIARY" means a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.

                  10.32 "UNIT" means a unit of ownership interest in the Crescent Real Estate Equities Limited Partnership, which is exchangeable on a one-for-two basis for shares of Common Stock, or, at the option of the Company, the cash equivalent thereof.